EXHIBIT 21

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2006

Name of Company	State or Other Jurisdiction of Incorporation		Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT)
A. Caledonia Land Company	Delaware		100.0
B. El Dorado Engineering Inc.	Delaware		100.0
1. El Dorado Contractors Inc.	Delaware		100.0
C. Marine Land Company	Delaware		100.0
D. Murphy Eastern Oil Company	Delaware		100.0
E. Murphy Exploration & Production Company	Delaware		100.0
1. Mentor Holding Corporation	Delaware		100.0
a. Mentor Excess and Surplus Lines Insurance Company	Delaware		100.0
b. Mentor Insurance and Reinsurance Company	Louisiana		100.0
2. Murphy Building Corporation	Delaware		100.0
3. Murphy Exploration & Production Company – International	Delaware		100.0
a. Canam Offshore Limited	Bahamas		100.0
(1) Murphy Ecuador Oil Company Ltd.	Bermuda		100.0
(2) Murphy Peninsular Malaysia Oil Co., Ltd.	Bahamas		100.0
(3) Murphy Sabah Oil Co., Ltd.	Bahamas		100.0
(4) Murphy Sarawak Oil Co., Ltd.	Bahamas		100.0
b. El Dorado Exploration, S.A.	Delaware		100.0
c. Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company f.(1)below)	Brazil		90.0
d. Murphy Exploration (Alaska), Inc.	Delaware		100.0
e. Murphy Italy Oil Company	Delaware		100.0
f. Murphy Overseas Ventures Inc.	Delaware		100.0
(1) Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company c. above)	Brazil		10.0
g. Murphy Somalia Oil Company	Delaware		100.0
h. Murphy-Spain Oil Company	Delaware		100.0
i. Murphy West Africa, Ltd.	Bahamas		100.0
j. Ocean Exploration Company	Delaware		100.0
k. Odeco Italy Oil Company	Delaware		100.0
4. Murphy Exploration & Production Company – USA	Delaware		100.0
5. Odeco Drilling (UK) Limited	England		100.0
6. Sub Sea Offshore (M) Sdn. Bhd.	Malaysia		60.0
F. Murphy Oil Company Ltd.	Canada		100.0
1. Murphy Atlantic Offshore Finance Company Ltd.	Canada		100.0
2. Murphy Atlantic Offshore Oil Company Ltd.	Canada		100.0
3. Murphy Canada Exploration Company	NSULCo.	*	100.0
a. Environmental Technologies Inc.	Canada		52.0
(1) Eastern Canadian Coal Gas Venture Ltd.	Canada		100.0
b. Berkana Energy Corp.	Canada		77.0
4. Murphy Canada, Ltd.	Canada		100.0
5. Murphy Finance Company	NSULCo.	*	100.0
6. Berkana Energy Corp.	Canada		3.0

Ex. 21-1

EXHIBIT 21 (Contd.)

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2006 (Contd.)

Name of Company	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT) – Contd.
G. Murphy Oil USA, Inc.	Delaware	100.0
1. 864 Beverage, Inc.	Texas	100.0
2. Arkansas Oil Company	Delaware	100.0
3. Murphy Gas Gathering Inc.	Delaware	100.0
4. Murphy Latin America Refining & Marketing, Inc.	Delaware	100.0
5. Murphy LOOP, Inc.	Delaware	100.0
6. Murphy Crude Oil Marketing, Inc.	Delaware	100.0
7. Murphy Oil Trading Company (Eastern)	Delaware	100.0
8. Spur Oil Corporation	Delaware	100.0
9. Superior Crude Trading Company	Delaware	100.0
H. Murphy Realty Inc.	Delaware	100.0
I. Murphy Ventures Corporation	Delaware	100.0
J. New Murphy Oil (UK) Corporation	Delaware	100.0
1. Murphy Petroleum Limited	England	100.0
a. Alnery No. 166 Ltd.	England	100.0
b. H. Hartley (Doncaster) Ltd.	England	100.0
c. Murco Petroleum Limited	England	100.0
(1) European Petroleum Distributors Ltd.	England	100.0

*Denotes Nova Scotia Unlimited Liability Company.

Ex. 21-2